Exhibit 99(o)

Venerable Insurance and Annuity Company
and its Separate Account EQ
The Accumulator® Series (6.0)

May 24, 2024,  Summary Prospectus for New Investors

This summary prospectus (the “Summary Prospectus”) summarizes key features of Accumulator® Series (6.0), which are group and individual deferred combination variable and fixed annuity contracts (the “Contract” or the “Contracts”) issued by Venerable Insurance and Annuity Company (the “Company,” “we,” “us” and “our”) through Separate Account EQ of Venerable Insurance and Annuity Company (the “Separate Account”). The Accumulator® Series consists of four Contract classes:

•	Accumulator®;

•	Accumulator® PlusSM;

•	Accumulator® EliteSM; and

•	Accumulator® SelectSM.

The Contracts are offered solely to owners of Accumulator® Series variable annuity contracts (“EFLIC Contracts”) issued by Equitable Financial Life Insurance Company (“EFLIC”) in connection with the Company’s assumption reinsurance of the EFLIC Contracts. This Summary Prospectus describes the features and benefits of the Contracts issued to EFLIC Contract owners who elect to exchange their EFLIC Contract for the Contract. An EFLIC Contract may only be exchanged for a Contract of the same contract class and with the same optional benefit riders. Additional information about the terms and conditions of the exchange offer can be found in a supplement that accompanies this Summary Prospectus and the Notice of Transfer owners will receive from EFLIC. The Contracts are not offered for sale to any other prospective purchasers.

Before you invest, you should also review the full prospectus for the Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at  https://docs.venerable.com/#/landing?prod=92264H1005&doctype=spros. You can also obtain this information at no cost by calling 1-800-366-0066 or by sending an email request to smb-usa-mailbox@venerable.com.

Additional information about certain investment products, including variable annuities, has been prepared by the staff of the Securities and Exchange Commission (“SEC”) and is available at Investor.gov.

The SEC has not approved or disapproved the Contract or determined if this Summary Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SPECIAL TERMS

The following special terms have special meaning and are used throughout this Summary Prospectus. Other special terms are generally defined in the sections where those terms appear.

Account Value

The total value of the values you have in (i) the Subaccounts; (ii) the Guaranteed Interest Option; (iii) the Account for Special DCA (applies to Accumulator® and Accumulator® EliteSM Contracts only) and (iv) the loan reserve account (applies for Rollover 403(b) Contracts only).

Annual Ratchet	An Annual Ratchet occurs when your benefit base under an optional benefit is increased to equal your Account Value on a Contract Date Anniversary.
Annuitant	The person who is the measuring life for determining the Contract Maturity Date. The Annuitant is not necessarily the Owner.
Business Day

Generally, any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A Business Day does not include a day on which the NYSE is closed due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions.

Cash Value

At any time before annuity payments begin, your Contract’s Cash Value is equal to the Account Value less: (i) the total amount or a pro rata portion of the Annual Administrative Charge, as well as any optional benefit charges; (ii) any applicable Withdrawal Charges (not applicable to Accumulator® SelectSM Contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover 403(b) Contracts only).

Contract Date	The effective date of an EFLIC Contract. Your Contract Date is shown in your Contract.
Contract Date Anniversary	The end of each 12-month period following the Contract Date. For example, if your Contract Date is May 1st, your Contract Date Anniversary is April 30th.
Contract Year	The 12-month period beginning on your Contract Date and each 12-month period after that date.
Credit	If you own an Accumulator® PlusSM Contract, we will add a Credit to your contributions. Credits may be recaptured upon annuitization and death.
EFLIC Contract

The Accumulator® Series variable annuity contract issued by Equitable Financial Life Insurance Company that may be exchanged for the Contract described in this Summary Prospectus of the same contract class and with the same optional benefit riders.

Fund	An underlying mutual fund in which a Subaccount invests.
Good Order	An instruction received by us, utilizing such forms as we may require, that is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction.
Guaranteed Interest Option	Part of our general account that pays interest at guaranteed rates.
Maturity Date	Generally, the Contract Date Anniversary that follows the Annuitant’s 95th birthday.
Owner

The person who is the named Owner of the Contract and, if a natural person, the measuring life for determining Contract benefits. If the Owner is a non-natural person, the Annuitant is the measuring life for determining Contract benefits.

Qualified Contract

A Contract purchased through a tax-qualified retirement plan or program under Sections 401(a), 401(k), 403(b), 408, or 408A of the Tax Code. Contracts that are not Qualified Contracts are referred to as “Nonqualified Contracts.”

Subaccounts	Subaccounts of the Separate Account available for investment under the Contracts, each of which invests in a single Fund.
Tax Code	The Internal Revenue Code of 1986, as amended.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT.

FEES AND EXPENSES
Charges for Early Withdrawals

Each class of the Contract provides for different Withdrawal Charge periods and percentages:

•

Accumulator® — If you surrender your Contract, apply Cash Value to a non-life contingent annuity payout option, or withdraw money from the Accumulator® Contract within 7 years following your last contribution, you will be assessed a Withdrawal Charge of up to 7% of such contribution. For example, if you make a withdrawal in the first year, you could pay a Withdrawal Charge of up to $7,000 on a $100,000 investment;

•

Accumulator® PlusSM — If you surrender your Contract, apply Cash Value to a non-life contingent annuity payout option, or withdraw money from the Accumulator® PlusSM Contract within 8 years following your last contribution, you will be assessed a Withdrawal Charge of up to 8% of such contribution. For example, if you make a withdrawal in the first year, you could pay a Withdrawal Charge of up to $8,000 on a $100,000 investment;

•

Accumulator® EliteSM — If you surrender your Contract, apply Cash Value to a non-life contingent annuity payout option, or withdraw money from the Accumulator® EliteSM Contract within 4 years following your last contribution, you will be assessed a Withdrawal Charge of up to 8% of such contribution. For example, if you make a withdrawal in the first year, you could pay a Withdrawal Charge of up to $8,000 on a $100,000 investment; and

•

Accumulator® SelectSM — No Withdrawal Charge.

For additional information about charges for surrenders and early withdrawals see “Withdrawal Charge” in “CHARGES AND FEES” in the full prospectus for the Contract.

Transaction Charges

In addition to Withdrawal Charges, you may also be charged for other transactions (for special requests such as express mail and duplicate Contracts).

For additional information about transaction charges see “Special Service Charges” in “CHARGES AND FEES” in the full prospectus for the Contract.

FEES AND EXPENSES(continued)
Ongoing Fees and Expenses (annual charges)

Each class of the Contract provides for different ongoing fees and expenses. The table below describes the fees and expenses that you may pay each year under the Contract, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract (varies by Contract class)(1)	1.30%	1.71%
	Investment options (Fund fees and expenses)(2)	0.57%	1.40%
	Optional benefits available for an additional charge (for a single optional benefit, if elected)(3)	0.25%	0.65%

(1) Expressed as an annual percentage of daily net assets in each Subaccount. The Base Contract fee consists of the Mortality and Expense Risk Charge, the Distribution Charge, and the annual $30 Administrative Charge converted into a percentage and rounded up to the nearest one-hundredth of a percent. We calculate the Base Contract fee by dividing the total amount of these charges collected during the last fiscal year by the total average net assets attributable to the Contracts for that year. The minimum amount above reflects the Base Contract fee for the least expensive Contract class (Accumulator®), while the maximum amount reflects the Base Contract fee for the most expensive Contract class (Accumulator® Select).

(2) Expressed as an annual percentage of daily net assets of the Funds. This range is for the year ended December 31, 2023 and could change from year to year.

(3) Expressed as an annual percentage of the applicable benefit base.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes no Credits, no loans, and that you do not take withdrawals from the Contract or make any other transactions, which could add Withdrawal Charges that substantially increase costs.

	Lowest Annual Cost $1,645	Highest Annual Cost $4,040

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Least expensive combination of Contract class and Fund fees and expenses

•

No optional benefits

•

 No sales charges

•

No additional contributions, transfers, or withdrawals

Assumes:

•

Investment of $100,000

•

5% annual appreciation

•

Most expensive combination of Contract class (Accumulator® SelectSM), optional benefits (GMIB and Greater of 6% Roll-up to Age 85 or Annual Ratchet to Age 85 death benefit, and the Earnings Enhancement Benefit (“EEB”)) and Fund fees and expenses

•

No sales charges

•

No additional contributions, transfers, or withdrawals

	For additional information about ongoing fees and expenses see “FEES AND EXPENSES TABLES” and “CHARGES AND FEES” in the full prospectus for the Contract.

RISKS
Risk of Loss

The Contract is subject to the risk of loss. You could lose some or all of your Account Value. For additional information about the risk of loss see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

Not a Short-Term Investment

The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash because the Contract is designed to provide for the accumulation of retirement savings and income on a long-term basis. As such, you should not use the Contract as a short-term investment or savings vehicle. A Withdrawal Charge may apply in certain circumstances and any withdrawals may also be subject to federal and state income taxes and tax penalties.

For additional information about the investment profile of the Contract, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., the Funds). Each investment option, including the Guaranteed Interest Option, has its own unique risks. You should review the investment options available under the Contract, including the Fund prospectuses, before making an investment decision.

For additional information about the risks associated with the investment options available under the Contract, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT,” “The Guaranteed Interest Option” in “AVAILABLE INVESTMENT OPTIONS” and “APPENDIX A – FUNDS AVAILABLE UNDER THE CONTRACT” in the full prospectus for the Contract.

Insurance Company Risks

An investment in the Contract is subject to risks related to the Company. The Company is solely responsible to the Contract Owner for the Contract’s Account Value and the guaranteed benefits. The general obligations, including the Guaranteed Interest Option and any guaranteed benefits under the Contract are supported by our general account and are subject to our claims paying ability. A Contract Owner should look solely to our financial strength for our claims-paying ability. More information about the Company, including our financial strength ratings, is available upon request by writing to Customer Service at P.O. Box 9271, Des Moines, Iowa 50306-9271 or calling 1-800-366-0066.

For additional information about insurance company risks see “About Our General Account” in “OTHER INFORMATION” in the full prospectus for the Contract.

RESTRICTIONS
Investments

We may, at any time, exercise our rights to limit or terminate your contributions, allocations, and transfers to any of the Subaccounts and to limit the number of Subaccounts which you may select. Such rights include, among others, combining any two or more Subaccounts, substituting Funds and transferring Account Value from any Subaccount to another Subaccount. For more information see “Addition, Deletion or Substitution of Subaccounts and Other Changes” in “VENERABLE INSURANCE AND ANNUITY COMPANY AND ITS SEPARATE ACCOUNT EQ” in the full prospectus for the Contract.

Credits under Accumulator® PlusSM Contracts may be recaptured upon annuitization and death.

There are limits on contributions and transfers into and out of the Guaranteed Interest Option and restrictions or limitations with the dollar cost averaging programs. See “OVERVIEW OF THE CONTRACT”, and “TRANSFERS AMONG YOUR INVESTMENT OPTIONS” in the full prospectus for the Contract for more information.

For more information see “Separate Account EQ” in “VENERABLE INSURANCE AND ANNUITY COMPANY AND ITS SEPARATE ACCOUNT EQ” in the full prospectus for the Contract. For additional information about the investment options, including information regarding volatility management strategies and techniques, see “THE FUNDS” and “Available Investment Options” in “THE ANNUITY CONTRACT” in the full prospectus for the Contract.

Optional Benefits

At any time, we have the right to limit or terminate your contributions, allocations, and transfers to any of the Subaccounts. If you have one or more guaranteed benefits (which are also known as optional benefits) and we exercise our right to discontinue the acceptance of, and/or place additional limitations on, contributions to the Contract, you may no longer be able to fund your guaranteed benefit(s).

Withdrawals may affect the availability of an optional benefit by reducing the benefit by an amount greater than the value withdrawn, and/or could terminate the benefit.

Loans are permitted under Rollover 403(b) Contracts with employer or plan approval, subject to certain restrictions on loan amounts and other optional benefits.

For additional information about the optional benefits see “DEATH BENEFITS”, “OPTIONAL LIVING BENEFITS”, AND “OTHER BENEFITS” in the full prospectus for the Contract.

TAXES
Tax Implications

You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the Contract. There is no additional tax benefit to you if the Contract was purchased through a tax-qualified plan or individual retirement account (“IRA”). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties. Generally, you are not taxed until you make a withdrawal from the Contract.

For additional information about tax implications see “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

CONFLICTS OF INTEREST
Investment Professional Compensation

Some financial professionals may receive compensation for selling the Contract to you, both in the form of commissions or in the form of contribution-based compensation. Financial professionals may also receive additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). This conflict of interest may influence the financial professional to recommend this Contract over another investment.

For additional information about compensation to financial professionals see “Distribution of the Contracts” in “OTHER INFORMATION” in the full prospectus for the Contract.

Exchanges

Some financial professionals may have a financial incentive to offer a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable to purchase the new contract rather than continue to own your existing contract.

OVERVIEW OF THE CONTRACT

Purpose of the Contract. The Contract is designed to help you accumulate assets through investments in underlying Funds, and the Guaranteed Interest Option during the accumulation phase. It can provide or supplement your retirement income by providing a stream of income payments during the annuity phase. It also provides death benefits to protect your beneficiaries and living benefits to protect your access to income. The Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to access invested funds within a short-term timeframe or frequently, or who intend to engage in frequent transfers of the underlying Funds.

Phases of the Contract. The Contract has two phases: an accumulation (savings) phase and an income (annuity) phase.

Accumulation (Savings) Phase. During the accumulation phase, you can allocate your contributions and Account Value to one or more of the available investment options, which include:

•	Subaccounts of the Separate Account, each which invests in an underlying Fund. There are restrictions depending on benefit selection;

•	The Guaranteed Interest Option; and

•	The Account for Special DCA (accepts only contributions, if available, and applies to Accumulator® and Accumulator® EliteSM Contracts only).

For additional information about each underlying Fund see “APPENDIX A - FUNDS AVAILABLE UNDER THE CONTRACT.” For information about the Guaranteed Interest Option and the Account for Special DCA, see “Available Investment Options” in “THE ANNUITY CONTRACT” in the full prospectus for the Contract.

Income (Annuity) Phase. You enter the income phase when you annuitize your Contract. During the income phase, you will receive a stream of fixed income payments for the annuity payout period of time you elect. You can elect to receive annuity payments for:

•	Life;

•	Life with a certain minimum number of payments; or

•	Life with a certain amount of payment.

Please note that when you annuitize, your investments are converted to income payments and you will no longer be able to make any additional withdrawals from your Contract. All accumulation phase benefits terminate upon annuitization and the Contract has a maximum annuity commencement date. For additional information about the income phase see “ANNUITY OPTIONS” in the full prospectus for the Contract.

Contract Features. The Contract provides for the accumulation of retirement savings and income. The Contract offers income and death benefit protection and various payout options. The Accumulator® PlusSM Contract also offers a Credit.

Contract Classes. There are four Contract classes that have different ongoing fees and Withdrawal Charges. For example:

•	Accumulator® has a 7 year Withdrawal Charge period and a 1.30% Base Contract Expense;

•	Accumulator® Plus has a 8 year Withdrawal Charge period and a 1.55% Base Contract Expense;

•	Accumulator® EliteSM has a 4 year Withdrawal Charge period and a 1.65% Base Contract Expense; and

•	Accumulator® SelectSM has no Withdrawal Charge and a 1.70% Base Contract Expense.

If you own an Accumulator® PlusSM Contract, we will add a Credit to your contributions. Fees and charges for the Accumulator® PlusSM Contract are higher than for the Accumulator® Contract, the amount of the Credits may be more than offset by these higher fees and charges, and Credits may be recaptured upon annuitization and death.

Access to Your Money. During the accumulation phase you can take withdrawals from your Contract. Withdrawals will reduce your Account Value and may be subject to Withdrawal Charges, income taxes and a 10% additional tax if you are younger than 59½. Withdrawals may also reduce (possibly on a greater than dollar-for-dollar basis) or terminate any guaranteed benefits.

Death Benefits. Your Contract includes a Standard Death Benefit that pays your beneficiaries an amount at least equal to your contributions less adjusted withdrawals. For an additional fee, you may have purchased one of the enhanced death benefit options called Guaranteed Minimum Death Benefits (“GMDBs”) that provide different minimum payment guarantees, or the Earnings Enhancement Benefit (“EEB”) that provides an additional death benefit.

Living Benefits. For an additional fee, you may have purchased optional living benefits that guarantee, subject to certain restrictions, lifetime benefits. The minimum guarantees provided by these benefits may never come into effect. Guaranteed Benefit Offers may also be available.

Rebalancing and Dollar Cost Averaging. You can elect to have your Account Value automatically rebalanced at no additional charge. You can also elect to allocate your investments using a dollar cost averaging program at no additional charge. Generally, you may not elect both a dollar cost averaging program and a rebalancing option.

Loans. Depending on the terms of your Contract, you may be permitted to take loans from your Account Value. If you take a loan, we charge interest on the loan.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following tables summarize important information about the benefits available under the Contract.

Death Benefits

The following death benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Standard Death Benefit	Guarantees beneficiaries will receive a benefit at least equal to your contributions less adjusted withdrawals.	Standard	No Additional Charge
•

Benefit differs based on the Owner’s age on Contract Date.

•

Benefit terminates if the Owner received and accepted an offer to terminate an optional guaranteed death or income benefit.

•

Withdrawals could significantly reduce or terminate benefit.

Name of Benefit	Purpose	Standard/Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Annual Ratchet to Age 85

A GMDB that provides a death benefit equal to the greater of (i) total contributions adjusted for withdrawals (including any associated Withdrawal Charges); and (ii) the highest Account Value on any Contract Date Anniversary up to the Contract Date Anniversary following the Owner’s 85th birthday (plus any subsequent contributions).

		Optional	0.25% of the benefit base
•

Not available for new elections.

•

Age restrictions applied.

•

Withdrawals could significantly reduce or terminate benefit.

•

Credits under Accumulator® PlusSM Contracts are excluded from the calculation of the benefit base except to the extent the benefit base reflects increases in Account Value.

Greater of 6% Roll-up to Age 85 or Annual Ratchet to Age 85

A GMDB that provides a death benefit equal to the greater of (i) the Annual Ratchet to Age 85 death benefit (described above); and (ii) total contributions adjusted for withdrawals (including any associated Withdrawal Charges) plus a roll-up amount that accrues daily.

		Optional	0.65% of the benefit base
•

Not available for new elections.

•

Age restrictions applied.

•

Withdrawals could significantly reduce or terminate benefit.

•

Credits under Accumulator® PlusSM Contracts are excluded from the calculation of the benefit base except to the extent the benefit base reflects increases in Account Value.

Earnings Enhancement Benefit	Provides an additional death benefit equal to a percentage of the greater of (i) the Account Value less total net contributions; and (ii) the applicable death benefit less total net contributions.	Optional	0.35% of Account Value		• Not available for new elections. • Benefit differs based on the Owner’s age on the Contract Date. • Withdrawals could significantly reduce or terminate benefit.
Return of Account Value	Provides a death benefit equal to your Account Value.	Optional	No Additional Charge
•

Available only to Owners who received and accepted an offer to terminate an optional guaranteed death or income benefit

•

If an offer is accepted, all other death benefits terminate, including the Standard Death Benefit

Living Benefits

The following living benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Guaranteed Minimum Income Benefit (”GMIB”)	Guarantees a minimum amount of fixed income under a life annuity fixed payout option or a life with a period certain payout option.	Optional	0.65% of the benefit base
•

Not available for new elections.

•

Age restrictions applied.

•

Credits under Accumulator® PlusSM Contracts are excluded from the calculation of the benefit base except to the extent the benefit base reflects increases in Account Value.

Other Benefits

These other benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Dollar Cost Averaging (General DCA, Account for Special DCA, Fixed-Dollar DCA, 12-Month DCA, and Interest Sweep DCA)	Allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select.	Standard	No Charge		• Not generally available with Rebalancing. • Some DCA programs are restricted to certain Contract classes.
Automatic Rebalancing (Option 1 allows rebalancing among the Subaccounts; Option 2 allows rebalancing among the Subaccounts and the Guaranteed Interest Option)	Allows you to periodically reallocate your Account Value among your investment options to maintain your desired investment mix.	Standard	No Charge		• Not generally available with DCA.

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Automatic Withdrawals (Systematic Withdrawals, Substantially Equal Withdrawals, Lifetime Required Minimum Distribution (“RMD”) Withdrawals, and Dollar for Dollar Withdrawals)	Allows you to take withdrawals of a specific amount on a monthly, quarterly, semi-annual or annual basis.	Standard	No Charge
•

Withdrawal Charges and income taxes, including a 10% additional tax before age 59½, may apply to amounts withdrawn.

•

Some automatic withdrawal programs are restricted to certain types of Qualified Contracts.

•

Automatic withdrawals may not be available with other optional benefits.

Loans	Allows you to take a loan from your Account Value.	Standard	2.00% of the loan reserve account*		• Only available under Rollover 403(b) Contracts with employer or plan approval. • Not available with automatic RMD service. • Subject to minimum and maximum restrictions.
*	The interest charge is the difference between the rate of interest we charge you for a loan and the rate of interest we credit the amount in your loan reserve account. In no event will the net loan interest charge exceed 2.00%.

BUYING THE CONTRACT

The Contract is not available for new purchases. The Contract is offered solely to owners of Accumulator® Series EFLIC Contracts issued by EFLIC in connection with the Company’s assumption reinsurance of the EFLIC Contracts.

To exchange your EFLIC Contract for a VIAC Contract:

•	You must affirmatively accept the exchange offer, or

•	If the state law applicable to your EFLIC Contract as described in the Notice of Transfer allows us to rely on implied consent (which includes all states except California, Florida, Louisiana, Michigan, Minnesota, Washington, and Wisconsin), you may be deemed to have elected the exchange if you do not exercise your right to reject the exchange within a specified time period.

Please refer to the accompanying supplement to this Summary Prospectus and Notice of Transfer for specific information with respect to your right to accept or reject the exchange offer, including the date by which you may accept or reject the exchange offer. We reserve the right to extend or terminate the exchange offer upon reasonable written notice to you.

With limited exceptions, we do not accept additional contributions to the Contracts. Unless otherwise provided, we currently only accept additional contributions to:

•	Qualified 401(a) and 401(k) Contracts, and

•	Contracts issued in the states of Florida or Oregon, except Tax Sheltered Annuity (“403(b)”) Contracts.

Additional contributions that do not fall within the above two categories will not be accepted and will be returned to you. If additional contributions are accepted, they will be processed within one Business Day once we receive in Good Order all information necessary.

We require a minimum contribution amount for each type of Contract. Maximum contribution limitations also apply. Our rules may vary by state. Contribution limits are based on the age of the older of the original Contract Owner and Annuitant.

The following information regarding contributions in this section is for the benefit of Contract Owners currently eligible to make additional contributions to the Contracts.

Contract Type - Nonqualified
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	After-tax money.
	•	Paid to us by check or transfer of Contract value in a tax-deferred exchange under Section 1035 of the Tax Code.
Limitations on Contributions*	•	No additional contributions may be made after attainment of age 86, or if later, the first Contract Date Anniversary. (Accumulator®, Accumulator® EliteSM and Accumulator® SelectSM)
	•	No additional contributions may be made after attainment of age 81 or, if later, the first Contract Date Anniversary. (Accumulator® PlusSM)

Contract Type - Rollover IRA
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) plans.
	•	Rollovers from another traditional individual retirement arrangement.
	•	Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
	•	Regular IRA contributions.
	•	Additional catch-up contributions.
Limitations on Contributions*	•	No additional contributions may be made after attainment of age 86, or, if later, the first Contract Date Anniversary. (Accumulator®, Accumulator® EliteSM and Accumulator® SelectSM)
	•	No additional contributions after attainment of age 81 or, if later, the first Contract Date Anniversary. (Accumulator® PlusSM)
	•	Contributions made after lifetime required minimum distributions must start must be net of any required minimum distributions.
	•	Although we accept regular IRA contributions (limited to $6,000) under Rollover IRA Contracts, we intend that the Contract be used primarily for rollover and direct transfer contributions.
	•	Additional catch-up contributions of up to $1,000 per calendar year where the Owner is at least age 50 at any time during the calendar year for which the contribution is made.
*	Additional contributions may not be permitted under certain conditions in your state. Please see “APPENDIX E - STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS” in the full prospectus for the Contract to see if additional contributions are permitted in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the Contract at any time.

Contract Type - Roth Conversion IRA
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Rollovers from another Roth IRA.
	•	Rollovers from a “designated Roth contribution account” under specified retirement plans.
	•	Conversion rollovers from a traditional IRA or other eligible retirement plan.
	•	Direct transfers from another Roth IRA.
	•	Regular Roth IRA contributions.
	•	Additional catch-up contributions.
Limitations on Contributions*	•	No additional rollover or direct contributions may be made after attainment of age 81, or, if later, the first Contract Date Anniversary. (Accumulator®)
	•	No additional rollover or direct contributions may be made after attainment of age 81 or, if later, the first Contract Date Anniversary. (Accumulator® PlusSM)
	•	No additional rollover or direct transfer contributions may be made after attainment of age 86, or, if later, the first Contract Date Anniversary. (Accumulator® EliteSM and Accumulator® SelectSM)
•

Conversion rollovers after lifetime required minimum distributions must start from the traditional IRA or other eligible retirement plan which is the source of the conversion rollover must be net of any required minimum distributions.

	•	Although we accept Roth IRA contributions (limited to $6,000) under Roth IRA Contracts, we intend that the Contract be used primarily for rollover and direct transfer contributions.
	•	Additional catch-up contributions of up to $1,000 per calendar year where the Owner is at least age 50 at any time during the calendar year for which the contribution is made.

Contract Type - Inherited IRA Beneficiary Continuation Contract (traditional IRA or Roth IRA)
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Direct custodian-to-custodian transfers of your interest as a death beneficiary of the deceased Owner’s traditional individual retirement arrangement or Roth IRA to an IRA of the same type.
	•

Non-spousal beneficiary direct rollover contributions may be made to an Inherited IRA Contract under specified circumstances from these “Applicable Plans”: qualified plans, 403(b) plans and governmental employer 457(b) plans.

Limitations on Contributions*	•	Any additional contributions must be from the same type of IRA of the same deceased Owner.
*	Additional contributions may not be permitted under certain conditions in your state. Please see “APPENDIX E - STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS” in the full prospectus for the Contract to see if additional contributions are permitted in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the Contract at any time.

Contract Type - Qualified 401(a) and 401(k)
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Only transfer contributions from other investments within an existing qualified plan trust.
	•	The plan must be qualified under Section 401(a) of the Tax Code.
	•	For 401(k) plans, transferred contributions may not include any after-tax contributions, including designated Roth contributions.
Limitations on Contributions*	•	A separate Qualified Contract must be established for each plan participant.
	•	We do not accept regular on-going payroll contributions or contributions directly from the employer.
	•	Only one additional transfer contribution may be made during a Contract Year.
	•	No additional transfer contributions after the Annuitant’s attainment of age 76 (age 71 under Accumulator® PlusSM Contracts) or if later, the first Contract Date Anniversary.
	•	Contributions made after lifetime required minimum distributions must start must be net of any required minimum distributions.
	•	We do not accept contributions from defined benefit plans.

Contract Type - Flexible Premium IRA
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Regular traditional IRA contributions.
	•	Additional catch-up contributions.
	•	Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) plans.
	•	Rollovers from another traditional individual retirement arrangement.
	•	Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.
Limitations on Contributions*	•	Regular contributions may not exceed $6,000.
	•	Additional catch-up contributions of up to $1,000 per calendar year where the Owner is at least age 50 at any time during the calendar year for which the contribution is made.
	•	Although we accept rollover and direct transfer contributions under the Flexible Premium IRA Contract, we intend that the Contract be used for ongoing regular contributions.
	•	Rollover and direct transfer contributions may be made up to attainment of age 86.
	•	Rollover and direct transfer contributions after lifetime required minimum distributions must start must be net of required minimum distributions.
*	Additional contributions may not be permitted under certain conditions in your state. Please see “APPENDIX E - STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS” in the full prospectus for the Contract to see if additional contributions are permitted in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the Contract at any time.

Contract Type - Flexible Premium Roth IRA
Minimum Additional Contribution Amount	•	$50
Source of Contributions	•	Regular Roth IRA contributions.
	•	Additional catch-up contributions.
	•	Rollovers from another Roth IRA.
	•	Rollovers from a ‘‘designated Roth contribution account’’ under specified retirement plans.
	•	Conversion rollovers from a traditional IRA or other eligible retirement plan.
	•	Direct transfers from another Roth IRA.
Limitations on Contributions*	•	No additional contributions may be made after attainment of age 86, or, if later, the first Contract Date Anniversary.
	•	Contributions are subject to income limits and other tax rules.
	•	Regular Roth IRA contributions may not exceed $6,000.
	•	Additional catch-up contributions of up to $1,000 per calendar year where the Owner is at least age 50 at any time during the calendar year for which the contribution is made.
	•	Although we accept rollover and direct transfer contributions under the Flexible Premium Roth IRA Contract, we intend that the Contract be used for ongoing regular Roth IRA contributions.
*	Additional contributions may not be permitted under certain conditions in your state. Please see “APPENDIX E - STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS” in the full prospectus for the Contract to see if additional contributions are permitted in your state. In addition to the limitations described here, we also reserve the right to refuse to accept any contribution under the Contract at any time.

We currently do not impose any limits on aggregate contributions. We reserve the right, however, to limit aggregate contributions on your Contract made after the first Contract Year to a specified percentage of first-year contributions. If such a limit is imposed it can be reduced or increased at any time upon advance notice to you. Even if we do not impose such a limit, we reserve the right to not accept any contribution if:

•	The aggregate contributions under one or more Contracts with the same Contract Owner or Annuitant would then total more than $1,500,000 ($500,000 for the same Contract Owner or Annuitant who is age 81 and older at Contract issue); or

•	The aggregate contributions under all our annuity contracts with the same Contract Owner or Annuitant would then total more than $2,500,000.

We may impose these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, Subaccount allocations and selling broker-dealer compensation.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

You have several ways to withdraw your Account Value before annuity payments begin. The table below shows the methods available under each type of Contract. For more information see the “WITHDRAWALS” section of the full prospectus for the Contract.

All withdrawals reduce your Account Value on a dollar for dollar basis and may be subject to Withdrawal Charges and have tax consequences, including possible tax penalties. The impact of withdrawals on your guaranteed benefits is described in “How Withdrawals Affect Your GMIB and GMDB” in the “WITHDRAWALS” section of the full prospectus for the Contract. Withdrawals can potentially cause your Contract to terminate, as described in “Effect of Your Account Value Falling to Zero’’ in “THE ANNUITY CONTRACT”  section of the full prospectus for the Contract.

Method of Withdrawal

Contract Type	Partial	Systematic	Pre-age 59½ Substantially Equal	Lifetime Required Minimum Distribution
Nonqualified	Yes	Yes	No	No
Rollover IRA	Yes	Yes	Yes	Yes
Flexible Premium IRA	Yes	Yes	Yes	Yes
Roth Conversion IRA	Yes	Yes	Yes	No
Flexible Premium Roth IRA	Yes	Yes	Yes	No
Inherited IRA	Yes	No	No	*
Qualified**	Yes	No	No	No
Rollover 403(b)***	Yes	Yes	No	Yes
*	The Contract pays out post-death required minimum distributions. See “Beneficiary Continuation Option (“BCO”)” in “DEATH BENEFITS” in the full prospectus for the Contract.
**	All payments are made to the plan trust as the Owner of the Contract.
***	Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your 403(b) Contract may be limited.

All requests for withdrawals must be made on a specific form that we provide.

Partial Withdrawals (All Contracts)

You may take partial withdrawals from your Account Value at any time. (Rollover 403(b) Contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

For all Contracts except Accumulator® SelectSM, partial withdrawals may be subject to a Withdrawal Charge if they exceed the 10% free withdrawal amount  and also, in general, for amounts exceeding the applicable percentage of the GMIB Roll-up Benefit Base at the beginning of the Contract Year for Contracts with the GMIB. For more information about when Withdrawal Charges may be waived or not apply, see “10% Free Withdrawal Amount”, “Certain Withdrawals”, and “Disability, Terminal Illness, or Confinement to a Nursing Home” in “CHARGES AND FEES”in the full prospectus for the Contract.  Under Rollover 403(b) Contracts, if a loan is outstanding, you may only take partial withdrawals as long as the Cash Value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Automatic Withdrawal Programs

You may take automatic withdrawals under various automatic withdrawal programs we offer:

•	Systematic Withdrawals: Withdrawals of a specified dollar amount or percentage of your Account Value on a monthly, quarterly or annual basis.

•	Substantially Equal Withdrawals (before age 59½): Distributions of your Account Value calculated using one of the IRS-approved methods to avoid triggering the 10% additional federal income tax that would normally apply to distributions made before age 59½ under federal income tax rules.

•	Lifetime Required Minimum Distribution Withdrawals: Distributions of your Account Value calculated to help you meet lifetime required minimum distributions under federal income tax rules.

•	Dollar-for-Dollar Withdrawal Service: You may elect to have withdrawals from your Account Value calculated to preserve the benefit base of your guaranteed benefits by either (i) preserving the Roll-up Benefit Base or (ii) avoiding a pro-rata reduction of the guaranteed benefit base.

See “OTHER BENEFITS” in the full prospectus for the Contract for more information about the automatic withdrawal programs available under the Contracts.

How Withdrawals are Taken from Your Account Value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your Account Value in the Subaccounts and the Guaranteed Interest Option. If there is insufficient value or no value in the Subaccounts and the Guaranteed Interest Option, any additional amount required to cover the full amount of the withdrawal will be withdrawn from the Account for Special DCA (for Accumulator® and Accumulator® EliteSM Contracts) or the Account for Special Money Market DCA (for Accumulator® PlusSM and Accumulator® SelectSM Contracts).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific Subaccounts and/or the Guaranteed Interest Option. If you choose specific Subaccounts and/or the Guaranteed Interest Option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the Business Day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the Business Day you initially elected.

How Withdrawals Affect Your GMIB and GMDB

In general, withdrawals (including required minimum distributions (“RMDs”)) will reduce your GMIB and/or GMDB benefit base on a pro rata basis, unless such withdrawals do not exceed the Roll-up percentage of a Roll-up Benefit Base in a Contract Year. The Annual Ratchet to Age 85 benefit base will always be reduced on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current Account Value that is being withdrawn and we reduce your current benefit base by the same percentage. For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable Withdrawal Charge.

With respect to the GMIB and the Greater of 6% Roll-up to Age 85 or Annual Ratchet to Age 85 enhanced death benefit, withdrawals (including any applicable Withdrawal Charges) will reduce each of these benefits’ benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a Contract Year does not exceed 6% of the 6% Roll-up Benefit Base on the Contract Date or the most recent Contract Date Anniversary, if later. For this purpose, in the first Contract Year, all contributions received in the first 90 days after the Contract Date will be considered to have been received on the first day of the Contract Year. In subsequent Contract Years, additional contributions made during a Contract Year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that Contract Year. Once a withdrawal is taken that causes the sum of withdrawals in a Contract Year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same Contract Year will reduce the benefit base pro rata. Withdrawals always reduce the Annual Ratchet to Age 85 enhanced death benefit on a pro rata basis. Reduction on a dollar-for-dollar basis means that your GMIB Roll-up Benefit Base will be reduced by the dollar amount of the withdrawal for each guaranteed benefit.

For more information see “How Withdrawals Affect Your GMIB and GMDB” in “WITHDRAWALS” in the full prospectus for the Contract.

Surrendering Your Contract to Receive Its Cash Value

You may surrender your Contract to receive its Cash Value at any time while an Owner is living (or for Contracts with non-natural Owners, while the Annuitant is living) and before you begin to receive annuity payments. (Rollover 403(b) Contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your Contract. We will determine your Cash Value on the date we receive the required information.

You may receive your Cash Value in a single sum payment or apply it to one or more of the annuity payout options.

When to expect payments. Generally, we will fulfill requests for payments out of the Subaccounts within seven calendar days after the date of the transaction to which the request relates. We may postpone such payments for any period during which:

•	The New York Stock Exchange is closed or restricts trading;

•	The SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a Subaccount’s assets is not reasonably practicable, or

•	The SEC, by order, permits us to defer payment to protect people remaining in the Subaccounts.

We can defer payment of any portion of your value in the Guaranteed Interest Option and the Account for Special DCA (other than for death benefits) for up to six months while you are living. Please note that the Account for Special DCA is available to Accumulator® and Accumulator® EliteSM Contract Owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when owning, surrendering, or making withdrawals from the Contract. Each of the charges and expenses is more fully described in “CHARGES AND FEES” in the full Prospectus for the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes fees and expenses that you will pay at the time that you surrender the Contract or if you make certain withdrawals or request special services. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

Transaction Expenses	Accumulator®	Accumulator® PlusSM	Accumulator® EliteSM	Accumulator® SelectSM
Withdrawal Charge (as a percentage of each contribution)[1]	7%	8%	8%	None
Special Services Charges[2]
• Express Mail Charge	$90	$90	$90	$90
• Wire Transfer Charge	$35	$35	$35	$35
• Duplicate Contract Charge	$35	$35	$35	$35

See “Charges and Fees – Withdrawal Charge” in the full prospectus for the Contract for additional information.

[1]	Deducted upon surrender, annuitization under a non-life contingent annuity payout option, or a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable. The Withdrawal Charge percentage we use is determined by the number of years since receipt of the contribution to which the charge relates. For each contribution, we consider the Contract Year in which the contribution is received as “year 1.”

	Withdrawal Charge as a % of each contribution each year following receipt of the contribution
Contract Year	1	2	3	4	5	6	7	8	9+
Accumulator®	7%	7%	6%	6%	5%	3%	1%	0%	0%
Accumulator® PlusSM	8%	8%	7%	7%	6%	5%	4%	3%	0%
Accumulator® EliteSM	8%	7%	6%	5%	0%	0%	0%	0%	0%

See “Charges and Fees – Withdrawal Charge” for additional information.

[2]	The Express Mail Charge is currently $20. The Wire Transfer Charge is currently waived. The Duplicate Contract Charge is currently waived. We may increase these charges up to the maximum shown and/or discontinue the waivers at any time, with or without notice.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you elected an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses	Accumulator®	Accumulator® PlusSM	Accumulator® EliteSM	Accumulator® SelectSM
Annual Administrative Charge[1]	$30	$30	$30	$30
Base Contract Expense (as a percentage of daily net assets in the Subaccounts)	1.30%	1.55%	1.65%	1.70%
Optional Benefits Expenses[2]
GMDB charges (as a percentage of the benefit base)[3]
Annual Ratchet to Age 85	0.25%	0.25%	0.25%	0.25%
Greater of 6% Roll-up to Age 85 or Annual Ratchet to Age 85[4]	0.65%	0.65%	0.65%	0.65%
GMIB charge (as a percentage of the benefit base)[3]	0.65%	0.65%	0.65%	0.65%
EEB charge (as a percentage of Account Value)	0.35%	0.35%	0.35%	0.35%
Net Loan Interest Charge (as a percentage of amounts held in the loan reserve account)[5]	2.00%	2.00%	2.00%	2.00%

The next table shows the minimum and maximum total operating expenses charged by the underlying Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, may be found at the back of this document. See “APPENDIX A - FUNDS AVAILABLE UNDER THE CONTRACT.” These expenses are for the period ended December 31, 2023, and may fluctuate from year to year.

Annual Fund Expenses	Minimum	Maximum
Annual Fund Expenses prior to any Expense Limitation Arrangement (expenses that are deducted from Fund assets including management fees, 12b-1 fees, service fees, and other expenses)*	0.57%	1.40%
*	These are the minimum and maximum Fund fees and expenses before any expense reimbursements or fee waiver arrangements. Please note that the Fund fees shown in APPENDIX A are after (net of) any expense reimbursements or fee waiver arrangements.

1	The Annual Administrative Charge is deducted from your Account Value on each Contract Date Anniversary. If the Contract is surrendered or annuitized or a death benefit is paid on any date other than the Contract Date Anniversary, we will deduct a pro rata portion of the administrative charge for that year. If your Account Value on a Contract Date Anniversary is $50,000 or more there is no charge. During the first two Contract Years this charge, if applicable, is equal to the lesser of $30 or 2% of your Account Value. Thereafter, the charge, if applicable, is $30 for each Contract Year.
2	Deducted annually on each Contract Date Anniversary for which the benefit is in effect. If the Contract is surrendered or annuitized or a death benefit is paid on any date other than the Contract Date Anniversary, we will deduct a pro rata portion of the charge for that year.
3	The benefit base is not an Account Value or Cash Value. If you elected the GMIB and/or the GMDB when you purchased your EFLIC Contract, your initial benefit base was equal to your initial contributions to your EFLIC Contract. For Accumulator® PlusSM Contracts, your initial benefit base did not include the Credit. Subsequent adjustments to the applicable benefit base may result in a benefit base that is significantly different from your total contributions or Account Value. See “Death Benefit Options” in “DEATH BENEFITS” and “Guaranteed Minimum Income Benefit (“GMIB”)” in “OPTIONAL LIVING BENEFITS” in the full prospectus for the Contract.
4	For EFLIC Contracts issued before January 16, 2007, the charge for this benefit is 0.60% of the benefit base. This charge may also be lower based on the state where you purchased your EFLIC Contract. Please see “APPENDIX E – STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS” and “APPENDIX F – CONTRACT VARIATIONS” in the full prospectus for the Contract for more information on the charge applicable under your Contract.
5	The net loan interest charge is the difference between the rate of interest we charge you for a loan and the rate of interest we credit on the amount in your loan reserve account. In no event will the net loan interest charge exceed 2.00%. See “Loans under Rollover 403(b) Contracts” in “OTHER BENEFITS” in the full prospectus for the Contract for more information on how the loan interest is calculated and for restrictions that may apply.

Examples

These Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual Fund expenses.

These Examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year, that no loans are taken, and the most expensive combination of annual Fund expenses and optional benefits available for an additional charge, which are the Greater of 6% Roll-up to Age 85 or Annual Ratchet to Age 85 death benefit, the GMIB, and the EEB (each at their maximum charge).

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender or annuitize your Contract under a non-life contingent annuity payout option at the end of the applicable time period[1]
	1 year	3 years	5 years	10 years
Accumulator®	$11,448	$19,646	$28,265	$49,318
Accumulator® PlusSM	$12,697	$21,373	$30,438	$51,452
Accumulator® EliteSM	$12,797	$20,662	$24,904	$52,291
Accumulator® SelectSM	$4,847	$14,807	$25,136	$52,707

	If you do not surrender or annuitize your Contract or you annuitize your Contract under a life contingent annuity payout option at the end of the applicable time period
	1 year	3 years	5 years	10 years
Accumulator®	$4,448	$13,646	$23,265	$49,318
Accumulator® PlusSM	$4,647	$14,373	$24,438	$51,452
Accumulator® EliteSM	$4,797	$14,662	$24,904	$52,291
Accumulator® SelectSM	$4,847	$14,807	$25,136	$52,707

1	The first Example reflects the assessment of Withdrawal Charges (if applicable) calculated based on the time of investment in the Contract. However, the time your contributions were invested in the EFLIC Contract is taken into account for purposes of determining whether a Withdrawal Charge applies to those contributions under the Contract. If you elect to exchange your EFLIC Contract for the Contract, and at the time of the exchange no Withdrawal Charges applied to the contributions under your EFLIC Contract, no Withdrawal Charges would apply to those contributions under the Contract.

APPENDIX A – FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of the Funds available through the Subaccounts under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at  https://docs.venerable.com/#/landing?prod=92264H1005&doctype=spros. You can also request this information at no cost by calling 1-800-366-0066 or by sending an email request to smb-usa-mailbox@venerable.com.

If you elected certain guaranteed benefits, you may only invest in the Funds listed in the designated table at the end of this Appendix.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Consult with your investment professional to determine if the Funds may be suited to your financial needs, investment time horizon and risk tolerance. You should periodically review these factors to determine if you need to change your investment strategy.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to achieve capital appreciation.	1290 VT GAMCO Mergers & Acquisitions Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: GAMCO Asset Management, Inc.	Class IB Shares 1.29%[1]	9.53%	4.22%	3.39%
Seeks to maximize capital appreciation.	1290 VT GAMCO Small Company Value Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: GAMCO Asset Management, Inc.	Class IB Shares 1.06%	21.04%	12.82%	7.94%
Seeks to achieve long-term capital appreciation.	1290 VT SmartBeta Equity ESG Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AXA Investment Managers US Inc.	Class IB Shares 1.10%[1]	16.49%	11.53%	8.52%
Seeks to achieve long-term capital appreciation.	1290 VT Socially Responsible Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: BlackRock Investment Management, LLC	Class IB Shares 0.92%	27.50%	15.12%	11.32%

1	This Fund is subject to a temporary expense reimbursement or fee waiver arrangement and the annual expenses shown reflect these temporary fee reduction arrangements. See the Fund’s prospectus for more information about the fee reduction arrangement.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
The Portfolio seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/2000 Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: AllianceBernstein L.P., BlackRock Investment Management, LLC	Class IB Shares 0.84%	15.99%	8.76%	6.15%
The Portfolio seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/400 Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: AllianceBernstein L.P., BlackRock Investment Management, LLC	Class IB Shares 0.85%[1]	15.44%	11.32%	8.11%
Seeks to achieve a balance of current income and capital appreciation, consistent with a prudent level of risk.	EQ/AB Short Duration Government Bond Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.77%[1]	4.35%	1.11%	0.60%
Seeks to achieve long-term growth of capital.	EQ/AB Small Cap Growth Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.93%	17.70%	10.59%	7.78%
Seeks to achieve long-term capital appreciation.	EQ/Aggressive Allocation Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 1.18%	18.37%	10.23%	7.07%
Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	EQ/Aggressive Growth Strategy Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 1.05%	18.17%	9.60%	6.91%
Seeks long-term capital appreciation and current income.	EQ/Balanced Strategy Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 0.99%	13.22%	6.13%	4.53%
Seeks to achieve capital appreciation, which may occasionally be short-term, with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/ClearBridge Select Equity Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: ClearBridge Investments, LLC, BlackRock Investment Management, LLC	Class IB Shares 1.06%[1]	24.58%	15.63%	9.90%

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 3000® Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.	EQ/Common Stock Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.67%[1]	25.13%	14.45%	10.79%
Seeks to achieve a high level of current income.	EQ/Conservative Allocation Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 1.00%[1]	8.02%	2.60%	2.15%
Seeks to achieve current income and growth of capital, with a greater emphasis on current income.	EQ/Conservative-Plus Allocation Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 0.85%[1]	10.86%	4.76%	3.57%
Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg U.S. Intermediate Government/Credit Bond Index (“Intermediate Government Credit Index”), including reinvestment of dividends, at a risk level consistent with that of the Intermediate Government Credit Index.	EQ/Core Bond Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: SSGA Funds Management, Inc.	Class IB Shares 0.64%[1]	4.51%	1.02%	1.11%
Seeks to achieve a total return before expenses that approximates the total return performance of the Standard &Poor’s 500® Composite Stock Index (“S&P 500 Index”), including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.	EQ/Equity 500 Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.54%[1]	25.57%	15.03%	11.37%
Seeks to achieve long-term total return with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Franklin Small Cap Value Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Franklin Mutual Advisers, LLC, BlackRock Investment Management, LLC	Class IB Shares 1.05%[1]	14.07%	9.78%	6.35%

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Global Equity Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Morgan Stanley Investment Management Inc., Invesco Advisers, Inc., BlackRock Investment Management, LLC.	Class IB Shares 1.10%[1]	21.37%	9.74%	6.29%
Seeks to achieve a total return before expenses that approximates the total return performance of the Bloomberg U.S. Intermediate Government Bond Index (“Intermediate Government Bond Index”), including reinvestment of dividends, at a risk level consistent with that of the Intermediate Government Bond Index.	EQ/Intermediate Government Bond Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: SSGA Funds Management, Inc.	Class IB Shares 0.64%[1]	3.87%	0.39%	0.56%
Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/International Core Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Federated Global Investment Management Corp., Massachusetts Financial Services Company d/b/a MFS Investment Management, EARNEST Partners, LLC, BlackRock Investment Management, LLC	Class IB Shares 1.06%	16.85%	7.96%	3.55%
Seeks to achieve a total return (before expenses) that approximates the total return performance of a composite index comprised of 40% DJ Euro-STOXX 50 Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10% S&P/ASX 200 Index, including reinvestment of dividends, at a risk level consistent with that of the composite index.	EQ/International Equity Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.72%[1]	19.04%	8.10%	3.69%

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to provide current income and long-term growth of income, accompanied by growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/International Value Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Harris Associates L.P., BlackRock Investment Management, LLC	Class IB Shares 1.03%	18.52%	7.60%	3.02%
Seeks to achieve capital growth.	EQ/Janus Enterprise Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: Janus Henderson Investors US LLC	Class IB Shares 1.05%	17.01%	13.08%	7.62%
Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Large Cap Core Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Capital International, Inc., GQG Partners LLC, Vaughan Nelson Investment Management, BlackRock Investment Management, LLC	Class IB Shares 0.90%	23.98%	14.26%	10.58%
Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Growth Index, including reinvestment of dividends at a risk level consistent with the Russell 1000® Growth Index.	EQ/Large Cap Growth Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.73%	41.54%	18.63%	14.02%
Seeks to provide long-term capital growth with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Large Cap Growth Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Loomis, Sayles & Company, L.P., J.P. Morgan Investment Management Inc., HS Management Partners, LLC, Polen Capital Management, LLC, T. Rowe Price Associates, Inc., BlackRock Investment Management, LLC	Class IB Shares 0.88%	38.97%	16.20%	12.47%

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to achieve a total return before expenses that approximates the total return performance of the Russell 1000® Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000® Value Index.	EQ/Large Cap Value Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.74%	10.71%	10.15%	7.66%
Seeks to achieve long-term growth of capital with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Large Cap Value Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: AllianceBernstein L.P., Aristotle Capital Management, LLC, Massachusetts Financial Services Company d/b/a MFS Investment Management	Class IB Shares 0.87%	14.01%	10.78%	7.82%
Seeks to achieve a total return before expenses that approximates the total return performance of the Standard & Poor’s MidCap 400® Index (“S&P MidCap 400 Index”), including reinvestment of dividends, at a risk level consistent with that of the S&P MidCap 400 Index.	EQ/Mid Cap Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.65%[1]	15.77%	11.88%	8.54%
Seeks to achieve long-term capital appreciation with an emphasis on risk-adjusted returns and managing volatility in the Portfolio.	EQ/Mid Cap Value Managed Volatility Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: Diamond Hill Capital Management, Inc., Wellington Management Company LLP, BlackRock Investment Management, LLC	Class IB Shares 0.97%	13.79%	10.36%	7.21%
Seeks to achieve long-term capital appreciation and current income.	EQ/Moderate Allocation Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 1.11%	12.31%	5.76%	4.17%
Seeks to achieve long-term capital appreciation and current income, with a greater emphasis on capital appreciation.	EQ/Moderate-Plus Allocation Portfolio Investment Adviser: Equitable Investment Management Group, LLC	Class IB Shares 1.13%	15.36%	8.10%	5.67%

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS
			(as of 12/31/2023)
			1 Year	5 Year	10 Year
Seeks to obtain a high level of current income, preserve its assets and maintain liquidity.	EQ/Money Market Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: Dreyfus, a division of Mellon Investment Corporation	Class IB Shares 0.69%	4.47%	1.48%	0.90%
Seeks to achieve high current income consistent with moderate risk to capital.	EQ/Quality Bond PLUS Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: AllianceBernstein L.P., Pacific Investment Management Company LLC	Class IB Shares 0.86%	4.35%	0.51%	0.84%
Seeks to replicate as closely as possible (before expenses) the total return of the Russell 2000® Index (“Russell 2000”).	EQ/Small Company Index Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadviser: AllianceBernstein L.P.	Class IB Shares 0.64%	16.72%	10.06%	7.01%
Seeks to achieve long-term growth of capital.	Multimanager Technology Portfolio Investment Adviser: Equitable Investment Management Group, LLC Subadvisers: AllianceBernstein L.P., FIAM LLC, Wellington Management Company LLP	Class IB Shares 1.24%[1]	49.53%	19.07%	16.18%

HOW TO GET MORE INFORMATION

This Summary Prospectus incorporates by reference the full prospectus for the Contract and the Statement of Additional Information (“SAI”), each dated May 1, 2024, as amended or supplemented. You can find these documents and other information about the Contract online at https://docs.venerable.com/#/landing?prod=92264H1005&doctype=spros. You can also obtain this information at no cost by calling 1-800-366-0066 or by sending an email request to smb-usa-mailbox@venerable.com. When looking for information regarding the Contracts offered through this Summary Prospectus on the SEC’s website, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933. This number is 333-273496.

EDGAR Class/Contract Identifier: C000245596	(6.0)